Exhibit 99.1

Investor Relations Contact
Nicole Noutsios
NMN Advisors (for Ruckus Wireless)
ir@ruckuswireless.com
1+510-315-1003
Media Contact
Mark Priscaro
Ruckus Wireless
mark.priscaro@ruckuswireless.com
1+408-604-8531

Ruckus Wireless Reports Fourth Quarter and 2013 Financial Results

•	Fourth quarter revenue grew 17.5% year-over-year and 5.9% sequentially to $73.0 million

•	2013 revenue grew 22.6% year-over-year to $263.1 million

•	The Company added over 3,000 new end-customers in the fourth quarter, reaching over 33,000 total end-customers

•	$28.6 million of cash provided by operating activities for 2013
SUNNYVALE, CA - February 12, 2014 - Ruckus Wireless, Inc. (NYSE: RKUS) today announced financial results for its fourth quarter of 2013 ended December 31, 2013.
Financial Summary
Revenue for the fourth quarter of 2013 was $73.0 million, an increase of 17.5% from the fourth quarter of 2012. GAAP net income for the fourth quarter of 2013 was $0.7 million, compared with $1.9 million in the fourth quarter of 2012. Non-GAAP net income for the fourth quarter of 2013 was $5.4 million, compared with $6.1 million in the fourth quarter of 2012.
GAAP diluted net income per share was $0.01 for the fourth quarter of 2013 compared with $0.03 for the fourth quarter of 2012, based on net income attributable to common stockholders. Non-GAAP diluted net income per share was $0.06 for fourth quarter of 2013 compared with $0.07 for the fourth quarter of 2012.
Revenue for 2013 was $263.1 million, an increase of 22.6% when compared to $214.7 million for 2012. GAAP net income for 2013 was $1.8 million, compared with $31.7 million in 2012. Non-GAAP net income for 2013 was $17.4 million, compared with $42.9 million in 2012.
GAAP diluted net income per share was $0.02 for 2013 compared with $0.24 for 2012, based on net income attributable to common stockholders. Non-GAAP diluted net income per share was $0.18 for 2013 compared with $0.54 for 2012.
A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”
“I am excited to report that Q4 was another quarter of positive momentum for Ruckus.  We performed well in all facets of our business and our financial results reflect our execution and strong position in the market,” said Selina Lo, president and chief executive officer, Ruckus Wireless.  “Looking back at 2013, we continued to lay a solid foundation for future growth for our company. We doubled our service provider customer base and increased our enterprise end customer count by over 50% in 2013.  We have launched a number of new products, the market remains robust, and we see substantial business opportunity ahead of us.’’

Business & Financial Highlights

•	22.6% year-over-year revenue growth; Americas revenue grew 35.4% and EMEA revenue grew 46.1% over 2012.

•	Cash provided by operations for the fourth quarter of 2013 was $9.2 million.

•	In the fourth quarter of 2013, Ruckus added 22 new service provider end customers and over 3,000 new end-customers overall, reaching over 33,000 total end-customers worldwide.

•	According to the most recent Infonetics report, Ruckus saw one of the industry’s largest year-over-year market share gains, adding 1.7% in enterprise access points.

•	Introduced SmartCell Insight (SCI), the industry’s first, carrier-class, high capacity analytics engine for service providers.

Guidance
For the first quarter of 2014 ending March 31, 2014, the company expects:

•	Total revenue in the range of $71 million to $74 million;

•	Non-GAAP diluted net income per share between $0.03 and $0.04 using 95-97 million shares.

Conference Call Information
Ruckus Wireless is hosting a conference call for analysts and investors to discuss its fourth quarter and 2013 results and outlook for its first quarter of 2014 at 2:00 p.m. Pacific Daylight Time today, February 12, 2014. A live audio webcast of the conference call along with supplemental financial information will also be accessible from the “Investors” section of the company’s website at http://investors.ruckuswireless.com. A replay will be available following the call on the Ruckus Wireless Investor Relations website or for one week at the following numbers: (855) 859-2056 (domestic), (404) 537-3406 (international) using ID# 31447447. An archived version of the audio from the call will be available for at least thirty days on the company’s website at http://investors.ruckuswireless.com.

Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding Ruckus Wireless’s financial expectations for the first quarter of 2014 and future periods and statements regarding growth drivers to the company's business, the pace of new and repeat customer orders, competitive position, future customer demand and future product offerings. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: growth of the market for Ruckus Wireless products, the lengthy sales cycle for service provider customers and delays in service provider implementations, unpredictable market conditions, risks associated with Ruckus Wireless’s rapid growth, competition, technological change, product development delays, reliance on third parties, international operations, intellectual property, Ruckus Wireless’s limited operating history, particularly as a new public company; and general market, political, regulatory, economic and business conditions in the United States and internationally.
Additional risks and uncertainties that could affect Ruckus Wireless’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s annual report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 5, 2013, as updated by Ruckus Wireless’s subsequent filings with the SEC, in particular its quarterly report on Form 10-Q for the quarter ended September 30, 2013 filed with the SEC on October 30, 2013. Ruckus Wireless’s SEC filings are available on the company’s investor relations website at http://investors.ruckuswireless.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and Ruckus Wireless does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP dilutive net income per share and non-GAAP diluted weighted-average shares outstanding. We also provide projected first quarter 2014 non-GAAP dilutive net income per share and non-GAAP diluted weighted-average shares outstanding. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Our non-GAAP financial measures include adjustments based on the following items:
Stock-based compensation expenses: We have excluded the effect of stock-based compensation. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
Employer payroll tax expense associated with stock option exercises: We have excluded the employer payroll tax expense associated with stock option exercises in order to provide a complete picture of the company’s recurring core business operating results. Stock options will continue to be used as a method to compensate certain employees for the foreseeable future.
Amortization of intangible assets: We have excluded the effect of amortization of intangible assets. Amortization of intangible assets is a non-cash expense and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenue earned during the periods presented and will contribute to future period revenue as well.
Legal settlement expense: We have excluded non-recurring patent infringement settlements. We will continue to be party to litigation and subject to claims related to intellectual property infringement arising in the ordinary course of business.
Change in fair value of preferred stock warrants: We have excluded the expense resulting from the change in fair value of preferred stock warrants. The change in fair value is a non-cash expense and it is not part of our core operations. Upon completion of our IPO in November 2012, all preferred stock warrants converted to common stock warrants.
Our non-GAAP Financial Measures are described as follows:
Non-GAAP gross profit and gross margin. Non-GAAP gross profit is gross profit as reported on our consolidated statements of operations, excluding the impact of stock-based compensation, employer payroll tax expense associated with stock option exercises and intangible asset amortization expense. Non-GAAP gross margin is non-GAAP gross profit divided by revenue.
Non-GAAP operating income and operating margin. Non-GAAP operating income is income from operations as reported on our consolidated statements of operations, excluding the impact of stock-based compensation, employer payroll tax expense associated with stock option exercises, intangible asset amortization expense and non-recurring patent infringement settlements. Non-GAAP operating margin is non-GAAP operating income divided by revenue.
Non-GAAP net income and diluted income per share. Non-GAAP net income is net income as reported on our consolidated statements of operations, excluding the impact of stock-based compensation, employer payroll tax expense associated with stock option exercises, intangible asset amortization expense, the change in fair value of preferred stock warrants, non-recurring patent infringement settlements and the related tax effects of these non-GAAP financial measures. Non-GAAP diluted income per share is non-GAAP net income divided by the non-GAAP weighted-average diluted shares outstanding.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures.”

ABOUT RUCKUS WIRELESS
Headquartered in Sunnyvale, CA, Ruckus Wireless, Inc. (NYSE: RKUS) is a global supplier of advanced wireless systems for the rapidly expanding mobile Internet infrastructure market. The company offers a wide range of indoor and outdoor “Smart Wi-Fi” products to mobile carriers, broadband service providers, and corporate enterprises, and has over 33,000 end-customers worldwide. Ruckus technology addresses Wi-Fi capacity and coverage challenges caused by the ever-increasing amount of traffic on wireless networks due to accelerated adoption of mobile devices such as smartphones and tablets. Ruckus invented and has patented state-of-the-art wireless voice, video, and data technology innovations, such as adaptive antenna arrays that extend signal range, increase client data rates, and avoid interference, providing consistent and reliable distribution of delay-sensitive multimedia content and services over standard 802.11 Wi-Fi. For more information, visit http://www.ruckuswireless.com. Ruckus and Ruckus Wireless are trademark of Ruckus Wireless, Inc. in the United States and other countries.

RUCKUS WIRELESS, INC.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue:
Product	$68,512	$57,953	$245,935	$201,913
Service	4,513	4,211	17,132	12,740
Total revenue	73,025	62,164	263,067	214,653
Cost of revenue:
Product	21,685	19,528	78,344	70,478
Service	2,598	1,923	9,844	5,306
Total cost of revenue	24,283	21,451	88,188	75,784
Gross profit	48,742	40,713	174,879	138,869
Operating expenses:
Research and development	16,803	13,343	61,783	43,821
Sales and marketing	21,664	16,427	79,185	56,209
General and administrative	10,460	6,444	33,752	20,237
Total operating expenses	48,927	36,214	174,720	120,267
Operating income (loss)	(185)	4,499	159	18,602
Interest income (expense)	47	—	187	(472)
Other expense, net	(127)	(2,096)	(456)	(3,664)
Income (loss) before income taxes	(265)	2,403	(110)	14,466
Income tax expense (benefit)	(981)	531	(1,899)	(17,238)
Net income	$716	$1,872	$1,789	$31,704
Net income attributable to common stockholders	$716	$1,676	$1,789	$9,036
Net income per share attributable to common stockholders:
Basic	$0.01	$0.04	$0.02	$0.36
Diluted	$0.01	$0.03	$0.02	$0.24
Weighted average shares used in computing net income per share attributable to common stockholders:
Basic	79,642	44,360	76,744	24,847
Diluted	93,158	60,931	93,361	37,775

RUCKUS WIRELESS, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Gross Profit Reconciliation:
GAAP gross profit:	$48,742	$40,713	$174,879	$138,869
Stock-based compensation	243	106	818	243
Payroll tax associated with stock option exercises	110	—	126	—
Amortization of intangible assets	330	330	1,320	1,320
Non-GAAP gross profit:	$49,425	$41,149	$177,143	$140,432
Gross Margin Reconciliation:
GAAP gross margin:	66.7%	65.5%	66.5%	64.7%
Stock-based compensation	0.3%	0.2%	0.3%	0.1%
Payroll tax associated with stock option exercises	0.2%	—%	—%	—%
Amortization of intangible assets	0.5%	0.5%	0.5%	0.6%
Non-GAAP gross margin:	67.7%	66.2%	67.3%	65.4%
Operating Income Reconciliation:
GAAP operating income (loss):	$(185)	$4,499	$159	$18,602
Stock-based compensation	5,886	3,171	19,115	8,451
Payroll tax associated with stock option exercises	500	—	1,415	—
Amortization of intangible assets	330	330	1,320	1,320
Legal settlement	450	$—	450	$—
Non-GAAP operating income:	$6,981	$8,000	$22,459	$28,373
Operating Margin Reconciliation:
GAAP operating margin (loss):	(0.3)%	7.3%	0.1%	8.7%
Stock-based compensation	8.1%	5.1%	7.2%	3.9%
Payroll tax associated with stock option exercises	0.7%	—%	0.5%	—%
Amortization of intangible assets	0.5%	0.5%	0.5%	0.6%
Legal settlement	0.6%	—%	0.2%	—%
Non-GAAP operating margin:	9.6%	12.9%	8.5%	13.2%
Net Income Reconciliation:
GAAP net income:	$716	$1,872	$1,789	$31,704
Stock-based compensation	5,886	3,171	19,115	8,451
Payroll tax associated with stock option exercises	500	—	1,415	—
Amortization of intangible assets	330	330	1,320	1,320
Change in fair value of preferred stock warrants	—	1,889	—	2,843
Legal settlement	450	—	450	—
Income tax effect of non-GAAP exclusions	(2,461)	(1,191)	(6,675)	(1,369)
Non-GAAP net income:	$5,421	$6,071	$17,414	$42,949
Non-GAAP diluted net income per share:	$0.06	$0.07	$0.18	$0.54
Shares used in computing Non-GAAP Net Income per share Reconciliation
Weighted-average shares outstanding used in calculating GAAP diluted net income per share	93,158	60,931	93,361	37,775
Additional dilutive securities for non-GAAP income	2,362	26,118	2,054	42,000
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	95,520	87,049	95,415	79,775

RUCKUS WIRELESS, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except par value)

	December 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$91,282	$133,386
Short-term investments	60,878	—
Accounts receivable, net of allowance for doubtful accounts of $400 and $140 as of December 31, 2013 and 2012, respectively	44,638	41,296
Inventories	16,748	19,041
Deferred costs	4,207	5,188
Deferred tax assets	7,715	9,055
Prepaid expenses and other current assets	5,227	2,722
Total current assets	230,695	210,688
Property and equipment, net	11,472	8,959
Goodwill	9,945	9,031
Intangible assets, net	9,671	4,991
Non-current deferred tax asset	15,317	9,214
Restricted cash	5,000	—
Other assets	1,122	956
Total assets	$283,222	$243,839
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,131	$16,164
Accrued compensation	11,759	9,447
Accrued liabilities	6,231	5,371
Liabilities related to acquisitions	—	2,000
Deferred revenue	33,139	36,613
Total current liabilities	70,260	69,595
Non-current deferred revenue	7,098	3,873
Non-current deferred tax liabilities	854	—
Other non-current liabilities	1,161	160
Total liabilities	79,373	73,628
Stockholders’ equity:
Common stock, $0.001 par value; 250,000 shares authorized as of December 31, 2013 and 2012: 80,691 and 74,166 shares issued and outstanding at December 31, 2013 and 2012, respectively	81	74
Additional paid–in capital	225,575	193,731
Accumulated other comprehensive loss	(2)	—
Accumulated deficit	(21,805)	(23,594)
Total stockholders’ equity	203,849	170,211
Total liabilities and stockholders’ equity	$283,222	$243,839

RUCKUS WIRELESS, INC.
Summary of Cash Flows
(unaudited, in thousands)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net cash provided by operating activities	$9,162	$4,711	$28,568	$28,092
Net cash provided by (used in) investing activities	4,835	(2,257)	(82,948)	(10,122)
Net cash provided by financing activities	6,632	93,642	12,276	104,216
Net increase (decrease) in cash and cash equivalents	$20,629	$96,096	$(42,104)	$122,186